UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 29, 2009
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On September 29, 2009, M.D.C. Holdings, Inc. (the “Company”) entered into Indemnification Agreements with David Siegel, Director, and Christopher M. Anderson, Senior Vice President and Chief Financial Officer, in the same forms, respectively, that the Company has entered into with its other directors and executive officers. The Indemnification Agreement forms provide for indemnification to the fullest extent permitted by law in the event the person was, is or becomes a party, witness or other participant in a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the form of Indemnification Agreement). The Indemnification Agreement forms were previously filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed October 26, 2006, and are incorporated herein by reference.
ITEM 9.01. EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Form of Indemnification Agreement entered into between the Company and members of its Board of Directors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 26, 2006).

Exhibit 10.2	Form of Indemnification Agreement entered into between the Company and certain of its officers (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed October 26, 2006).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: September 30, 2009	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Form of Indemnification Agreement entered into between the Company and members of its Board of Directors (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed October 26, 2006).

Exhibit 10.2	Form of Indemnification Agreement entered into between the Company and certain of its officers (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed October 26, 2006).

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